UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 11, 2004



                           HALOZYME THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                        000-49616              88-0488686
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
       incorporation)                                       Identification No.)

                      11588 Sorrento Valley Road, Suite 17
                           San Diego, California 92121
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (858) 794-8889
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Effective March 11, 2004, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated January 28, 2004, among privately held DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc. ("Halozyme"), Global Yacht Services, Inc. ("Global"), a publicly traded Nevada corporation and Hyalozyme Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Global, the Merger Sub merged with and into Halozyme, with Halozyme remaining as the surviving corporation (the "Merger").

Although Global acquired Halozyme as a result of the Merger, the shareholders of Halozyme hold a majority of the voting interest in the combined enterprise. Additionally, the Merger resulted in Halozyme's management and Board of Directors assuming operational control of Global.

The following summary lists the structure of the Merger and matters completed in connection therewith:

o On January 28, 2004, pursuant to an investment round completed simultaneously with the signing of Merger Agreement, Halozyme raised equity capital of approximately $8.1 million.

o The shareholders of Global amended and restated Global's Articles of Incorporation to change Global's corporate name to Halozyme Therapeutics, Inc., increased the authorized number of shares of common stock to 100 million, and authorized 20 million shares of preferred stock.

o Global issued 35,521,906 shares of its restricted common stock, 6,380,397 options and 11,742,665 warrants to purchase shares of its common stock to the shareholders of Halozyme in exchange for 100% of their issued and outstanding common stock, options and warrants to purchase Halozyme's common stock.

o A total of 4,296,362 shares of Global's outstanding common stock were redeemed by Global from three shareholders in exchange for $42,303, or approximately $0.01 per share.

o Global's shareholders own approximately 10% of the issued and outstanding shares of Halozyme's common stock, based on 39,421,906 shares outstanding after the Merger.

The full text of the Merger Agreement may be found at Exhibit A to Global Yacht's definitive Schedule 14C Information Statement, as filed with the Securities and Exchange Commission on February 17, 2004.

The Merger has been treated as a re-capitalization of Halozyme. Accordingly, the financial statements reflect the historical activity of Haloyzme with the capital structure of Global. Prior to the Merger, Global had limited operations. On March 11, 2004, Global changed its name to Halozyme Therapeutics, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial statements of business acquired. The audited financial statements required by this item 7 for Halozyme, as of and for the years ended December 31, 2003 and 2002, are filed as an exhibit hereto and are incorporated herein by reference.

      (b) Pro forma financial information. The pro forma financial information required by this item 7 for the combined balance sheet of Global and Halozyme as of December 31, 2003, and for the combined results of operations of Global and Halozyme for the year ended December 31, 2003, is filed as an exhibit hereto and is incorporated herein by reference.

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(c) Exhibits.

    The following Exhibit is filed with this Form 8-K.

    Exhibit No.         Description

      99.1 Agreement and Plan of Merger, dated as of January 28, 2004, by and among DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc., Global Yacht Services, Inc. and Hyalozyme Acquisition Corporation (incorporated by reference to Exhibit A to the Schedule 14C Information Statement of Global Yacht Services Inc., as filed with the Securities and Exchange Commission on February 17, 2004).

      99.2 Halozyme audited (i) Balance Sheets as of December 31, 2003 and 2002; (ii) Statements of Operations for the years ended December 31, 2003 and 2002; (iii) Statements of Changes in Shareholders' Equity from Inception (February 26, 1998) to December 31, 2003; (iv) Statements of Cash Flows for the years ended December 31, 2003 and 2002 and (v) related Notes to Financial Statements.

      99.3 Global and Halozyme Unaudited Pro Forma (i) Combined Balance Sheet as of December 31, 2003; (ii) Combined Statements of Operations for the year ended December 31, 2003; and (iii) related Notes to Combined Financial Statements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HALOZYME THERAPEUTICS, INC.



Date: May 20, 2004                      By:  /s/ Jonathan E. Lim
                                             -----------------------
                                       Its:  President, Chief Executive Officer
                                             Chairman of the Board
                                             (Principal Executive Officer)